SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (date of earliest event reported)

                                November 18, 2003

                               Halliburton Company
             (Exact name of registrant as specified in its charter)

State or other                    Commission               IRS Employer
jurisdiction                      File Number              Identification
of incorporation                                           Number

Delaware                            1-3492                 No. 75-2677995


                            1401 McKinney, Suite 2400
                              Houston, Texas 77010
                    (Address of principal executive offices)

                         Registrant's telephone number,
                       including area code - 713-759-2600

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         INFORMATION TO BE INCLUDED IN REPORT

Item 9.  Regulation FD Disclosure

         On November 18, 2003 registrant issued a press release entitled "DII Industries and KBR Begin Supplemental Solicitation Process."

         The text of the press release is as follows:

         DII INDUSTRIES AND KBR BEGIN SUPPLEMENTAL SOLICITATION PROCESS

HOUSTON, Texas - Halliburton (NYSE:HAL) announced today that DII Industries, Kellogg Brown & Root, and other affected subsidiaries have completed amendments to documents implementing the companies' planned asbestos and silica settlement and are mailing supplemental solicitation materials to asbestos and silica creditors in connection with voting on the amended plan of reorganization. The Company also announced that the proposed filing entities have set December 11, 2003 as the deadline for voting, or changing votes, on the proposed plan.

The proposed filing entities have been advised by their balloting agent that as of November 14, 2003, it had received votes from approximately 220,000 asbestos and silica creditors, or approximately 66% of known creditors. Of the votes received, over 97% of asbestos voting creditors and over 98% of silica voting creditors have voted to accept the plan. With the distribution of the supplemental solicitation materials, creditors have the right to change their vote until the December 11th voting deadline.

The supplemental solicitation materials describe changes made to the plan to incorporate the terms of the agreement in principle with the asbestos claimants committee announced on November 6, 2003 to limit the cash required to settle pending asbestos and silica claims currently subject to definitive agreements and certain additional agreements to $2.775 billion. The supplemental disclosure statement, including the text of amendments, is now posted in the Asbestos Update section of the Halliburton web site at www.halliburton.com.

Remaining conditions to a Chapter 11 filing by the affected Halliburton subsidiaries include approval of the plan by required creditors, including at least 75% of known present asbestos claimants, and Halliburton board approval.

Halliburton, founded in 1919, is one of the world's largest providers of products and services to the petroleum and energy industries. The Company serves its customers with a broad range of products and services through its Energy Services and Engineering and Construction Groups. The Company's World Wide Web site can be accessed at www.halliburton.com.

NOTE: The statements in this press release that are not historical statements, including statements regarding future financial performance, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond the company's control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: legal risks, including the risks associated with the consummation or non-consummation of the proposed settlement, the risks of judgments against the company's subsidiaries and predecessors in asbestos litigation pending and currently on appeal, the inability of insurers for asbestos exposures to pay claims or a delay in the payment of such claims, future asbestos claims defense and settlement costs, the risks of judgments against the company and its subsidiaries in other litigation and proceedings, including shareholder lawsuits, securities laws inquiries, contract disputes, patent infringements and environmental matters, legislation, changes in government regulations and adverse reaction to scrutiny involving the company; political risks, including the risks of unsettled political conditions, war and the effects of terrorism, foreign operations and foreign exchange rates and controls; liquidity risks, including the risks of potential reductions in debt ratings, access to credit, availability and costs of financing and ability to raise capital; weather-related risks; customer risks, including the risks of changes in capital spending and claims negotiations; industry risks, including the risks of changes that affect the demand for or price of oil and/or gas, structural changes in the industries in which the company operates, risks of fixed-fee projects and risks of complex business arrangements; systems risks, including the risks of successful development and installation of financial systems; and personnel and merger/reorganization/disposition risks, including the risks of increased competition for employees, successful integration of acquired businesses, effective restructuring efforts and successful completion of planned dispositions. Please see Halliburton's Form 10-K for the year ended December 31, 2002 and Form 10-Q for the quarter ended June 30, 2003 for a more complete discussion of such risk factors.

                                       ###

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       HALLIBURTON COMPANY




Date:     November 18, 2003            By: /s/ Margaret E. Carriere
                                          ---------------------------------
                                               Margaret E. Carriere
                                               Vice President and Secretary